Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports 2019 Financial Results and

Provides 2020 Guidance

PHOENIX – February 28, 2020–  Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the fourth quarter and full year ended December 31, 2019, as summarized below:

	Three Months Ended			Years Ended
	December 31			December 31
(In millions, except per share results)	2019	2018	Chg	2019	2018	Chg
Net revenue	$1,802.7	$1,844.6	-2.3%	$7,159.4	$7,314.2	-2.1%
Net income (loss)	$20.6	$(28.0)	n/m	$55.9	$24.2	131.2%
Segment profit [1]	$72.9	$16.0	354.4%	$252.7	$228.0	10.8%
Adjusted net income (loss) [1]	$30.8	$(18.6)	n/m	$91.7	$61.7	48.6%
Diluted per share results:
Earnings (Loss) per share	$0.84	$(1.16)	n/m	$2.28	$0.97	135.1%
Adjusted earnings (loss) per share [1]	$1.24	$(0.77)	n/m	$3.73	$2.46	51.6%

[1]	Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights Include:

•	Net revenue for the year ended December 31, 2019 was $7.2 billion largely consistent with 2018.
•	Net income for the year ended December 31, 2019 increased to $55.9 million from 2018.
•	Segment profit for the year ended December 31, 2019 increased to $252.7 million from 2018.
•	Adjusted net income for the year ended December 31, 2019 increased to $91.7 million from 2018.
•	Unrestricted cash and investments totaled $195.4 million, which represents an increase of $65.0 million from the balance at December 31, 2018. Approximately $134.8 million of the unrestricted cash and investments at December 31, 2019 is related to excess capital and undistributed earnings held at regulated entities.

•

On December 20, 2019, the Company entered into a contract with the California Department of Health Care Services (DHCS) for the provision of pharmacy benefit administration services statewide effective January 1, 2021.

•	On December 5, 2019, the Company’s Board of Directors announced the appointment of James Murray as president and chief operating officer of Magellan Health.
•	On February 3, 2020, the Company’s Board of Directors announced the appointment of David Haddock as general counsel and secretary of Magellan Health.

“We have made significant investments in Magellan Complete Care and Magellan Rx Management, and, as a result, we have experienced recent growth within those businesses, including the pharmacy PBA win in California,” said Kenneth J. Fasola, chief executive officer. “I believe we have far more growth potential across our businesses. In particular, I see a large market for a revitalized and expanded suite of payer solutions within our Behavioral and Specialty Health business.”

Net Revenue

For the year ended December 31, 2019, revenue was $7.2 billion, largely consistent with 2018. Net revenue growth in Magellan Complete Care (MCC) was largely offset by the loss of a health plan PBM customer due to an acquisition and the planned reduction in the geographic scope of the Company’s Part D pharmacy plan.

Segment Profit

For the year ended December 31, 2019, segment profit increased 10.8 percent to $252.7 million from $228.0 million for the year ended December 31, 2018.

•

Healthcare segment profit for the full year ended December 31, 2019, was $177.4 million compared to $149.1 million in 2018. The 2019 increase was primarily driven by MCC cost of care improvements in Virginia, partially offset by the contraction in the MCC Florida footprint and the Behavioral and Specialty utilization pressure.

•

Pharmacy Management segment profit of $110.4 million for the year ended December 31, 2019, which was an increase from the $104.4 million in 2018. The year-over-year increase was primarily due to the strong results in the specialty division and improved margins in the PBM business, partially off-set by lower discretionary benefits in 2018.

•

Corporate costs inclusive of eliminations, but excluding stock compensation expense, totaled $35.2 million for the year ended December 31, 2019, compared to $25.6 million in 2018. The increase is mainly due to lower discretionary benefits in 2018.

Cash Flow & Balance Sheet

Cash flow from operations for the year ended December 31, 2019, was $115.8 million, compared to $164.8 million for the prior year. The decline is largely due to the timing of receipt of MCC capitation payments.

As of December 31, 2019, the Company’s unrestricted cash and investments totaled $195.4 million, which represents an increase of $65.0 million from the balance at December 31, 2018. Approximately $134.8 million of the unrestricted cash and investments at December 31, 2019 is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at December 31, 2019, of $475.0 million reflected a decrease of $52.6 million from the balance at December 31, 2018. This decrease is primarily attributable to a delay in health plan capitation payments from the state of New York, partially off-set by growth in MCC Virginia.

2020 Guidance

The Company announced its 2020 full year guidance parameters:

2020 Guidance
(In millions, except per share results)	Low	High
Net revenue	$7,000.0	$7,400.0
Income before income taxes	$79.0	$109.0
Net income	$42.0	$62.0
Segment Profit[1]	$250.0	$280.0
Adjusted net income[1]	$83.0	$103.0

Diluted per share results:
Earnings per share[2]	$1.69	$2.49
Adjusted earnings per share[1][2]	$3.34	$4.14

[1]	Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

[2]	2020 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business February 21, 2020, but excludes the impact of any potential future activity.

The Company expects net revenue in the range of $7.0 to $7.4 billion. Net income is expected to be in the range of $42 to $62 million, which equates to a diluted earnings per share range of $1.69 to $2.49. Adjusted net income is expected to be in the range of $83 to $103 million, which equates to an adjusted EPS range of $3.34 to $4.14.  Segment profit for the full year 2020 is expected to be in the range of $250 to $280 million.

“We ended 2019 with solid fourth quarter results, and I believe that our 2020 guidance strikes a good balance between current earnings and the necessary investments to establish a strong foundation for growth and margin expansion in 2021 and beyond,” said Jonathan N. Rubin, chief financial officer.

Earnings Conference Call

Management will discuss the Company’s fourth quarter and year end results along with 2020 financial guidance on a conference call scheduled for Friday, February 28, 2020 at 8:30 a.m. Eastern. To participate in the conference call, dial 1-888-566-5773 and use passcode “4th Quarter 2019 Earnings and 2020 Guidance” approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through March 31, 2020. This replay may be accessed by dialing 1-800-766-1882 (Domestic) or 1-402-998-0968 (International). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2020 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share; growth and margin opportunities and initiatives; business environment, long term opportunities and strategy; and transformation, process improvement and innovation initiatives. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives including its transformation,  process improvement and innovation initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, to be filed with the Securities and Exchange Commission later today, and the Company’s subsequent Quarterly Reports on Form 10-Q to be filed during 2020. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2018	December 31, 2019
ASSETS

Current Assets:
Cash and cash equivalents	$272,308	$325,249
Accounts receivable, net	756,059	890,065
Short-term investments	382,582	334,489
Pharmaceutical inventory	40,818	44,962
Other current assets	95,400	78,278
Total Current Assets	1,547,167	1,673,043
Property and equipment, net	150,748	138,422
Long-term investments	3,161	10,668
Deferred income taxes	3,411	1,840
Other long-term assets	24,530	82,700
Goodwill	1,018,156	1,018,156
Other intangible assets, net	231,883	167,344
Total Assets	$2,979,056	$3,092,173

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$72,077	$88,415
Accrued liabilities	231,356	284,024
Short-term contingent consideration	8,000	-
Medical claims payable	393,547	409,533
Other medical liabilities	169,639	124,684
Current debt, finance lease and deferred financing obligations	24,274	3,491
Total Current Liabilities	898,893	910,147
Long-term debt, finance lease and deferred financing obligations	728,608	679,125
Deferred income taxes	11,167	17,034
Tax contingencies	16,478	14,841
Long-term contingent consideration	2,124	-
Deferred credits and other long-term liabilities	36,483	73,243
Total Liabilities	1,693,753	1,694,390

Stockholders’ Equity:
Ordinary common stock	535	543
Additional paid-in capital	1,326,645	1,386,616
Retained earnings	1,419,449	1,475,207
Accumulated other comprehensive (loss) income	(324)	144
Ordinary common stock in treasury, at cost	(1,461,002)	(1,464,727)
Total Stockholders’ Equity	1,285,303	1,397,783
Total Liabilities and Stockholders’ Equity	$2,979,056	$3,092,173

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(unaudited)	(unaudited)

Net revenue:
Managed care and other	$1,207,552	$1,292,335	$4,878,442	$5,103,393
PBM	637,093	510,322	2,435,709	2,056,030
Total net revenue	1,844,645	1,802,657	7,314,151	7,159,423

Costs and expenses:
Cost of care	959,906	983,678	3,762,412	3,940,531
Cost of goods sold	593,793	465,614	2,283,022	1,898,871
Direct service costs and other operating expenses (1)(2)	277,835	286,051	1,071,535	1,090,731
Depreciation and amortization	35,358	33,154	132,660	131,509
Interest expense	9,362	8,898	35,396	36,153
Interest and other income	(4,090)	(4,224)	(14,068)	(19,189)
Total costs and expenses	1,872,164	1,773,171	7,270,957	7,078,606
(Loss) income before income taxes	(27,519)	29,486	43,194	80,817
Provision for income taxes	448	8,902	19,013	24,915
Net (loss) income	$(27,967)	$20,584	$24,181	$55,902

Weighted average number of common shares outstanding — basic	24,048	24,491	24,349	24,243
Weighted average number of common shares outstanding — diluted	24,048	24,905	25,035	24,563

Net (loss) income per common share — basic	$(1.16)	$0.84	$0.99	$2.31
Net (loss) income per common share — diluted	$(1.16)	$0.84	$0.97	$2.28

Net (loss) income	$(27,967)	$20,584	$24,181	$55,902
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities (3)	48	(173)	56	468
Comprehensive (loss) income	$(27,919)	$20,411	$24,237	$56,370

(1)

Includes stock compensation expense of $2,067 and $5,669 for the three months ended December 31, 2018 and 2019, respectively, and $29,472 and $25,501 for the years ended December 31, 2018 and 2019, respectively.

(2)

Includes changes in fair value of contingent consideration of $856 and $(123) for the three months ended December 31, 2018 and 2019, respectively, and $1,307 and $(2,124) for the years ended December 31, 2018 and 2019, respectively.

(3)

Net of income tax provision (benefit) of $15 and $(52) for the three months ended December 31, 2018 and 2019, respectively, and $18 and $150 for the years ended December 31, 2018 and 2019, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended
	December 31,
	2018	2019
Cash flows from operating activities:
Net income	$24,181	$55,902
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	132,660	131,509
Non-cash interest expense	1,221	1,537
Non-cash stock compensation expense	29,472	25,501
Non-cash income tax (benefit) provision	(1,725)	7,052
Non-cash amortization on investments	1,344	(433)
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(99,295)	(133,999)
Pharmaceutical inventory	127	(4,144)
Other assets	(25,774)	19,492
Accounts payable and accrued liabilities	9,139	56,843
Medical claims payable and other medical liabilities	72,347	(28,969)
Contingent consideration	1,307	(3,877)
Tax contingencies	1,803	(1,352)
Deferred credits and other long-term liabilities	18,020	(10,668)
Other	17	1,452
Net cash provided by operating activities	164,844	115,846

Cash flows from investing activities:
Capital expenditures	(68,275)	(60,402)
Acquisitions and investments in businesses, net of cash acquired	(958)	(727)
Purchases of investments	(557,232)	(514,324)
Proceeds from maturities and sales of investments	498,032	555,960
Net cash used in investing activities	(128,433)	(19,493)

Cash flows from financing activities:
Payments to acquire treasury stock	(62,640)	(4,125)
Proceeds from exercise of stock options	23,064	32,708
Payments on debt, finance lease and deferred financing obligations	(122,239)	(67,511)
Payments on contingent consideration	-	(6,247)
Other	(1,020)	1,763
Net cash used in financing activities	(162,835)	(43,412)

Net (decrease) increase in cash and cash equivalents	(126,424)	52,941
Cash and cash equivalents at beginning of period	398,732	272,308
Cash and cash equivalents at end of period	$272,308	$325,249

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(unaudited)	(unaudited)
Healthcare
Managed care and other revenue	$1,149,694	$1,219,565	$4,638,622	$4,838,546
Cost of care	(959,906)	(983,678)	(3,762,412)	(3,940,531)
Direct service costs and other	(192,108)	(191,261)	(735,366)	(726,937)
Stock compensation expense (1)	(875)	2,071	6,982	8,467
Changes in fair value of contingent consideration (1)	856	(123)	1,307	(2,124)
Healthcare segment (loss) profit	(2,339)	46,574	149,133	177,421

Pharmacy Management
Managed care and other revenue	58,017	72,928	240,427	265,439
PBM revenue	684,691	558,168	2,625,417	2,236,829
Cost of goods sold	(640,843)	(512,599)	(2,468,170)	(2,076,509)
Direct service costs and other	(77,695)	(84,909)	(298,713)	(323,162)
Stock compensation expense (1)	1,206	2,369	5,458	7,834
Pharmacy Management segment profit	25,376	35,957	104,419	110,431

Corporate and Elimination (2)
Managed care and other revenue	(159)	(158)	(607)	(592)
PBM revenue	(47,598)	(47,846)	(189,708)	(180,799)
Cost of goods sold	47,050	46,985	185,148	177,638
Direct service costs and other	(8,032)	(9,881)	(37,456)	(40,632)
Stock compensation expense (1)	1,736	1,229	17,032	9,200
Corporate and Elimination	(7,003)	(9,671)	(25,591)	(35,185)

Consolidated
Managed care and other revenue	1,207,552	1,292,335	4,878,442	5,103,393
PBM revenue	637,093	510,322	2,435,709	2,056,030
Cost of care	(959,906)	(983,678)	(3,762,412)	(3,940,531)
Cost of goods sold	(593,793)	(465,614)	(2,283,022)	(1,898,871)
Direct service costs and other	(277,835)	(286,051)	(1,071,535)	(1,090,731)
Stock compensation expense (1)	2,067	5,669	29,472	25,501
Changes in fair value of contingent consideration (1)	856	(123)	1,307	(2,124)
Consolidated segment profit	$16,034	$72,860	$227,961	$252,667

Reconciliation of (loss) income before income taxes to segment profit:
(Loss) income before income taxes	$(27,519)	$29,486	$43,194	$80,817
Stock compensation expense	2,067	5,669	29,472	25,501
Changes in fair value of contingent consideration	856	(123)	1,307	(2,124)
Depreciation and amortization	35,358	33,154	132,660	131,509
Interest expense	9,362	8,898	35,396	36,153
Interest and other income	(4,090)	(4,224)	(14,068)	(19,189)
Segment profit	$16,034	$72,860	$227,961	$252,667

(1)

Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)

Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(unaudited)	(unaudited)

Net (loss) income	$(27,967)	$20,584	$24,181	$55,902
Adjusted for acquisitions starting in 2013
Stock compensation expense	-	-	530	-
Changes in fair value of contingent consideration	856	(123)	1,307	(2,124)
Amortization of acquired intangibles	12,402	14,273	49,078	51,090
Tax impact	(3,858)	(3,906)	(13,435)	(13,167)
Adjusted net (loss) income	$(18,567)	$30,828	$61,661	$91,701

Net (loss) income per common share—diluted	$(1.16)	$0.84	$0.97	$2.28
Adjusted for acquisitions starting in 2013
Stock compensation expense	-	-	0.02	-
Changes in fair value of contingent consideration	0.03	(0.01)	0.05	(0.09)
Amortization of acquired intangibles	0.52	0.57	1.96	2.08
Tax impact	(0.16)	(0.16)	(0.54)	(0.54)
Adjusted (loss) earnings per share	$(0.77)	$1.24	$2.46	$3.73

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2020 GUIDANCE

(In millions, except per share amounts)

	February 28, 2020
	Low	High

Net revenue	$7,000.0	$7,400.0
Income before income taxes	79.0	109.0
Net income	42.0	62.0
Segment profit (1)	250.0	280.0
Adjusted net income (1)	83.0	103.0
Diluted per share results:
Earnings per share (2)	1.69	2.49
Adjusted earnings per share (1)(2)	3.34	4.14

(1)	Refer to the Reconciliation of GAAP to Non-GAAP measures table.
(2)	Based on average fully diluted shares of 24.9 million.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2020 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	February 28, 2020
	Low	High

Net income attributable to Magellan	$42.0	$62.0
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles	~56.0
Tax impact	~(15.0)
Adjusted net income	$83.0	$103.0

Net income per common share attributable to Magellan —Diluted	$1.69	$2.49
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles	~2.25
Tax impact	~(0.60)
Adjusted earnings per share	$3.34	$4.14

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$79.0	$109.0
Stock compensation expense	~29.0
Depreciation and amortization	~122.0
Interest expense	~34.0
Interest income	~(14.0)
Segment profit	$250.0	$280.0

(MGLN-GEN)

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